Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

PAR Technology Corporation
New Hartford, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated December 13, 2019, relating to the consolidated financial statements of AccSys, Inc. appearing in the Company’s current report on Form 8-K/A dated February 3, 2020.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Tampa, Florida

February 10, 2020